Exhibit 10.3

AMENDMENT NO. 3 TO THE EMPLOYMENT AGREEMENT

BETWEEN DOUGLAS R. LEBDA AND TREE.COM, INC.

May 10, 2010

This Amendment No. 3 to that certain Employment Agreement, dated as of January 7, 2008 between Douglas R. Lebda (“Employee”) and Tree.com (as successor by assignment to IAC/InterActiveCorp) (the “Company”), as subsequently amended by Amendment No. 1, dated August 15, 2008 (“Amendment No. 1”) and Amendment No. 2, dated March 20, 2009 (“Amendment No. 2”) (collectively, the “Agreement”), is effective as of February 25, 2010, unless otherwise indicated.  All capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

WHEREAS, subject to the terms and conditions set forth herein, Employee and the Company wish to make certain amendments to the Agreement to provide Employee with enhanced severance in the event that his employment terminates under certain circumstances following a change in control of the Company;

WHEREAS, Employee and the Company also wish to make certain clarifications to the timing upon which Employee may receive such severance payments consistent with recent guidance set forth in applicable Internal Revenue Service guidance: and

WHEREAS, Employee’s right to receive severance payments is subject to a substantial risk of forfeiture within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereby agree as follows:

1.             Section 1A of the Agreement is hereby amended by adding the following sentence as a separate paragraph to the end thereof:

“Notwithstanding the foregoing, effective as of the LT Spin-Off (as defined below), the term LendingTree shall mean the Company.”

2.             Section 3A(c) of the Agreement is hereby amended by adding a new subsection (iv) to the end thereof:

“(iv)        Notwithstanding the foregoing and anything to the contrary in this Agreement or any other agreement pursuant to which Employee has received or shall receive in the future awards of equity from the Company, to the extent not vested in such equity awards, Employee shall become immediately 100% vested in such equity awards upon the occurrence of a “Change in Control” (as such term is defined by Section 1(h) of the Standard Terms and Conditions to the Agreement) and in the case of restricted stock awards, such underlying shares shall become immediately nonforfeitable and transferable.”

3.             Section 1(d) of the Standard Terms and Conditions of the Agreement is hereby deleted and replaced in its entirety as follows:

“(d)         TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE; RESIGNATION BY EMPLOYEE FOR GOOD REASON.  Upon termination of Employee’s employment with LendingTree prior to expiration of the Term (i) by the Company without Cause (other than for death or Disability) or (ii) upon Employee’s resignation for Good Reason (either such termination, a “Qualifying Termination”), the Company shall pay Employee the amounts described in clauses (A) and (B) on the 60th day following Employee’s termination (the “Payment Date”) and take the actions described in clauses (C) and (D); provided that, payment of the amount described in clause (A) and the actions described in clauses (C) and (D) shall be conditioned on Employee’s execution and non-revocation before the Payment Date of a general release of the Company and its affiliates substantially in the form attached hereto as Exhibit A, on and Employee’s compliance with Sections 2(a) through 2(e):

(A) Employee’s Base Salary, payable over the period commencing on the Payment Date and ending on the date that is the earlier of (i) the last day of the Term or (ii) three (3) years from the date of termination (the “Salary Continuation Period”) and paid in accordance with the Company’s normal payroll practices in effect at the time of Employee’s termination;

(B) a lump sum cash payment equal to any Accrued Obligations;

(C) the vesting of all IAC restricted stock units held by Employee on the Effective Date shall be accelerated in full; and

(D) to the extent previously granted, the Company shall vest in full the LT Restricted Stock and the LT Options on the termination date and such options shall remain exercisable for a period of twelve months from the date of such termination.

Notwithstanding the foregoing, in no event shall Employee’s resignation be for Good Reason unless (x) an event or circumstance set forth in any of clauses (i) through (iv) of the definition thereof shall have occurred and Employee provides the Company with written notice thereof within forty-five (45) days after Employee has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that Employee believes constitutes Good Reason, (y) the Company fails to correct the circumstance or event so identified within thirty (30) days after the receipt of such notice, and (z) Employee resigns within ninety (90) days after the date of delivery of the notice referred to in clause (x) above.”

4.             Section 1 of the Standard Terms and Conditions of the Agreement is hereby amended by adding a new subsection (h) to the end thereof:

“(h)         QUALIFYING TERMINATION WITHIN ONE YEAR FOLLOWING CHANGE IN CONTROL.  If Employee experiences a Qualifying Termination within the one-year period following a Change in Control (as defined below), the Company shall pay Employee the amounts described in clauses (A) and (B) on the 60th day following Employee’s termination (the “Payment Date”) and take the actions described in clauses (C) and (D); ); provided that, payment of the amount described in clause (A) and the actions described in clauses (C) and (D) shall be conditioned on Employee’s execution and non-revocation before the Payment Date of a general release of the Company and its affiliates substantially in the form attached hereto as Exhibit A, on and Employee’s compliance with Sections 2(a) through 2(e):

(A) an amount equal to three (3) times Employee’s then-current Base Salary payable over the Salary Continuation Period, paid in accordance with the Company’s normal payroll practices in effect at the time of Employee’s termination;

(B) a lump sum cash payment equal to any Accrued Obligations;

(C) the vesting of all IAC restricted stock units held by Employee on the Effective Date shall be accelerated in full; and

(D) to the extent previously granted, the Company shall vest in full the LT Restricted Stock and the LT Options on the termination date and such options shall remain exercisable for a period of twelve months from the date of such termination.

Notwithstanding the foregoing, in no event shall Employee’s resignation be for Good Reason unless the requirements of paragraph 1(d)(x) through paragraph 1(d)(z) are met with respect to such resignation.

For purposes of this paragraph 1(h), the term “Change in Control” has the meaning set forth in the Second Amended and Restated Tree.com, Inc. 2008 Stock and Annual Incentive Plan.

Further, no amounts payable to Employee pursuant to this paragraph 1(h) shall be subject to the mitigation or offset provisions described in paragraph 1(e) of these Standard Terms and Conditions.”

5.             Section 2(b) of the Standard Terms and Conditions of the Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing and exclusively with respect to Employee’s termination of employment pursuant to paragraph 1(h), the Restricted Period shall be reduced from 24 months to 12 months following Employee’s date of termination, solely to the extent applicable to Competitive Activity unrelated to online lending.”

6.             Section 2(c) of the Standard Terms and Conditions of the Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing and exclusively with respect to Employee’s termination of employment pursuant to paragraph 1(h), the Restricted Period shall be reduced from 24 months to 12 months following Employee’s date of termination, solely to the extent applicable to Competitive Activity unrelated to online lending.”

7.             Section 2(d) of the Standard Terms and Conditions of the Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing and exclusively with respect to Employee’s termination of employment pursuant to paragraph 1(h), the Restricted Period shall be reduced from 24 months to 12 months following Employee’s date of termination, solely to the extent applicable to Competitive Activity unrelated to online lending.”

8.             Section 10 of the Standard Terms and Conditions of the Agreement is hereby amended by adding the following sentence to the end thereof:

“For purposes of this Agreement, the terms “termination” and “termination of employment” (and variations thereof) shall mean Employee’s “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations promulgated under Section 409A of the Code, apply the default terms thereof.”

9.             Except as explicitly set forth herein, the remaining provisions of the Agreement will remain in full force and effect.

* * * Signature Page to Follow * * *

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the date first set forth above.

TREE.COM, INC.

/s/ Claudette Hampton
By:	Claudette Hampton
Senior Vice President — Human Resources

EMPLOYEE

/s/ Douglas R. Lebda
Douglas R. Lebda